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                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 1

                       THE BISYS GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  Three Months Ended       Six Months Ended
                                      December 31,           December 31,
                                      ------------           ------------
PRIMARY                                1996      1995       1996        1995
                                    --------  --------     --------   --------

Net earnings attributable to common
  stock                             $  8,957  $  6,851     $ 16,623   $ 12,272
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------
Weighted average number of common
  shares outstanding                  25,016    23,378       24,931     23,294

Common shares issuable under stock
  option plans                         3,359     3,081        3,320      2,959

Less shares assumed repurchased with
  proceeds                            (1,981)   (1,783)      (1,972)    (1,702)

Weighted average common and common
    equivalent shares outstanding     26,394    24,676       26,279     24,551
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------

Net earnings per common share       $   0.34  $   0.28     $   0.63   $   0.50
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------

FULLY - DILUTED

Net earnings attributable to common
  stock                             $  8,957  $  6,851     $ 16,623   $ 12,272
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------
Weighted average number of common
  shares outstanding                  25,016    23,378       24,931     23,294

Common shares issuable under stock
  option plans                         3,359     3,081        3,320      2,959

Less shares assumed repurchased with
  proceeds                            (1,981)   (1,635)      (1,972)    (1,468)
                                    --------  --------     --------   --------

Weighted average common and common
  equivalent shares outstanding       26,394    24,824       26,279     24,785
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------
Net earnings per common share       $   0.34  $   0.28      $  0.63   $   0.50
                                    --------  --------     --------   --------
                                    --------  --------     --------   --------

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